UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2005

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8923 (Commission File Number)	34-1096634 (IRS Employer Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)

Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On May 31, 2005, Health Care REIT, Inc. (the “Company”) and certain of its subsidiaries entered into a new $40,000,000 unsecured line of credit arrangement with Fifth Third Bank, which expires on May 31, 2006. Borrowings under this line of credit are subject to interest at either the lender’s prime rate of interest or 1.3% over LIBOR interest rate, at the Company’s option. Principal is due upon expiration of the agreement. The agreement includes customary representations and warranties by the Company and certain of its subsidiaries and the borrowings under the agreement are subject to acceleration upon the occurrence of certain events of default.

     The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under this line of credit. The above description is qualified in its entirety by reference to the Credit Agreement by and among the Company and certain of its subsidiaries and Fifth Third Bank, dated as of May 31, 2005, which is filed as Exhibit 10.1 to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See the disclosure in Item 1.01 above regarding the new $40,000,000 unsecured line of credit arrangement with Fifth Third Bank.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

10.1 Credit Agreement by and among Health Care REIT, Inc. and certain of its subsidiaries and Fifth Third Bank, dated as of May 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant had duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH CARE REIT, INC.

By: /s/ GEORGE L. CHAPMAN
George L. Chapman

Its: Chairman of the Board and Chief Executive Officer

Dated: June 6, 2005